SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 17, 1997




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                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

    California                     0-19825                      94-3116852
 -----------------           ---------------------          ------------------
  (State or other            (Commission File No.)            (IRS Employer
   jurisdiction                                             Identification No.)
 of incorporation)





901 Mariners Island Blvd.
Suite 315
San Mateo, California                                                   94404
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  (650) 358-3456
                                                     --------------


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Item 5.  Other Events.

         SciClone Pharmaceuticals, Inc. ("SciClone") and Alpha 1 Biomedicals, a Delaware corporation ("Alpha 1"), have entered into the Alpha Rights Acquisition Agreement (the "Acquisition Agreement"), dated December 17, 1997, whereby
SciClone   will  acquire  Alpha  1's  worldwide   marketing,   development   and
manufacturing rights to SciClone's lead drug, thymosin alpha 1. Under the Acquisition Agreement, which is subject to approval by Alpha 1's stockholders and certain other conditions, the aggregate purchase price is $1.930 million, consisting of $130,000 in cash and $1.8 million of SciClone common stock priced at $4.05 per share (or approximately 444,000 shares). Previously, Sciclone licensed the product from Alpha 1. SciClone will no longer be obligated to pay royalties to Alpha 1 on any of its own or its partners' future products sales. The acquisition is expected to close in March 1998.

         A copy of the press release announcing the execution of the Acquisition Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Exhibits.

    Exhibit No.                           Description
    -----------                           -----------
        2.1 Alpha Rights Acquisition Agreement by and between the registrant and Alpha 1 Biomedicals, Inc., dated December 17, 1997

       99.1          Press Release dated December 17, 1997


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


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 26, 1998               SCICLONE PHARMACEUTICALS, INC.



                                      By: /s/ Donald R. Sellers
                                          -----------------------
                                          Donald R. Sellers
                                          President and Chief Executive Officer

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


                         SciClone Pharmaceuticals, Inc.
                                  Exhibit Index
                                   to Form 8-K





   Exhibit No.                        Description
   -----------                        -----------
       2.1         Alpha  Rights  Acquisition   Agreement  by  and  between  the
                   registrant and Alpha 1 Biomedicals, Inc., dated December 17, 1997

      99.1         Press Release dated December 17, 1997

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